UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2011

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, URS Corporation (“URS” or the “Company”) and Martin M. Koffel, the Chairman, Chief Executive Officer and President of URS, entered into the Third Amendment to Mr. Koffel’s Amended and Restated Employment Agreement (the “Amendment” and, together with the Amended and Restated Employment Agreement, the “Amended Agreement”).  The Amendment extended Mr. Koffel’s retirement date from June 1, 2012 to June 1, 2014, modified Mr. Koffel’s cash compensation arrangements with the Company and approved a future award of restricted stock.  The Amendment also eliminated or modified certain provisions, including “tax gross-up” payments and “single-trigger” change-in-control severance provisions, which, at the time of entry into his original employment agreement in 2003, were considered to be prevailing market practice, but which the Company no longer views as being consistent with current market trends and best practices.

The Amendment and the related restricted stock grant to Mr. Koffel were approved by the Company’s Board of Directors on December 13, 2011, on the recommendation of the Compensation Committee.  The Board of Directors and the Compensation Committee determined that extending Mr. Koffel’s retirement date and incentivizing him to continue to serve as the Company’s Chief Executive Officer beyond his currently scheduled retirement date in June of 2012 were in the best interests of the Company and its stockholders, as his experience and proven leadership skills remain critically important as the Company continues to execute its operational and growth strategies and integrate its recent acquisitions.  In addition, Mr. Koffel’s knowledge, perspective and executive mentoring abilities were deemed essential to the Board’s ongoing executive succession planning efforts, which contemplate the identification of Mr. Koffel’s successor as Chief Executive Officer and a smooth transition of responsibilities to that successor before Mr. Koffel’s extended retirement date in June 2014.

A description of the material terms of the Amendment and the restricted stock award is set forth below.  This description is qualified in its entirety by reference to the full text of the Amendment and related forms of Restricted Stock Award Grant Notice and Agreement, each filed as exhibits to this Form 8-K.

Modified Annual Cash Compensation Arrangements.  In connection with the extension of Mr. Koffel’s retirement date and as an incentive for his continued performance, commencing with the first day of fiscal 2012, Mr. Koffel’s annual base salary will be increased from $1 million to $1.1 million, and his target annual cash performance bonus (payable upon achievement of predefined financial performance targets established by the Compensation Committee at the beginning of the fiscal year) will be increased from 125% to 150% of his annual base salary.

New Equity Grant.  As of April 1, 2012, none of Mr. Koffel’s previous equity awards will be subject to further vesting.  To provide further retention and performance incentives over the term of his Amended Agreement, the Amendment provides that Mr. Koffel will be granted a restricted stock award of 200,000 shares of URS common stock under the Company’s 2008 Equity Incentive Plan on January 2, 2012, provided Mr. Koffel’s service with the Company continues through that date.  These restricted shares will vest as follows:

(1)
On each of May 1, 2013 and May 1, 2014, 50,000 shares of restricted stock will vest, provided in each case that Mr. Koffel’s continuous service with the Company has not terminated prior to the vesting date.  Vesting of any of these shares that remain unvested will accelerate, and the shares will vest in full, in the event of Mr. Koffel’s retirement, his death or disability, his termination by the Company without cause at any time, or his resignation for good reason within two years following a change in control of the Company (as such events are described in the Amended Agreement).

(2)
On each of May 1, 2013 and May 1, 2014, 50,000 shares of restricted stock will vest, provided in each case that Mr. Koffel’s continuous service with the Company has not terminated prior to the vesting date and the Company has met its net income goal for the preceding fiscal year, as established by the Compensation Committee during the first quarter of that fiscal year, and as confirmed by the Compensation Committee after the audited financial results for the fiscal year have been prepared by the Company.    Vesting of any of these shares that remain unvested (and have not been canceled due to failure to achieve the net income goal for the preceding fiscal year) will accelerate, and the shares will vest in full, in the event of Mr. Koffel’s termination by the Company without cause or his resignation for good reason within two years following a change in control of the Company, or his death or disability.  However, no accelerated vesting of these shares will occur in the event of Mr. Koffel’s retirement, or his termination by the Company without cause in the absence of a change in control.

Elimination of Tax Gross-ups. The Amendment eliminates prior provisions for tax gross-ups in connection with payment of all income and employment taxes on disability and life insurance reimbursement payments and for excise taxes on payments and benefits deemed to be “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).  The Amendment also provides that, in the event that any excise tax would otherwise be payable by Mr. Koffel on any “parachute payments,” then the amount of those parachute payments to Mr. Koffel may instead be reduced to eliminate or minimize any required excise tax payment in the manner specified, a provision known as a “best after tax provision.”

Imposition of “Double Trigger” in Connection with Change-in-Control Severance Benefits.  The Amendment imposes additional conditions on Mr. Koffel’s eligibility to receive change-in-control severance benefits.  Prior to the Amendment, Mr. Koffel was eligible to receive specified severance benefits upon the occurrence of a “single trigger” event, that is, in the event of his departure from the Company for any reason within two years following a change in control of the Company.  The Amendment provides that these change-in-control severance benefits will now become payable to Mr. Koffel only in the event that within two years following a change in control he resigns for “good reason” (including material reductions in compensation, responsibility or authority) or his employment is terminated by the Company without “cause,” in each case as defined in the Amended Agreement.

Modified Severance Arrangements.  As consideration for the elimination of Mr. Koffel’s tax gross-up benefits and the imposition of the “double trigger” requirement for change-in-control severance benefits, the Amendment increases from $5 million to $6.75 million the cash amount payable to Mr. Koffel upon his retirement, resignation or termination without cause from the Company (not in connection with a change in control).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amendment to the Amended and Restated Employment Agreement between Martin M. Koffel and URS Corporation, dated as of December 13, 2011.
10.2	Form of Restricted Stock Award Grant Notice and Agreement for Martin M. Koffel under the URS Corporation 2008 Equity Incentive Plan, to be dated January 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: December 14, 2001	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to the Amended and Restated Employment Agreement between Martin M. Koffel and URS Corporation, dated as of December 13, 2011. FILED HEREWITH.
10.2	Form of Restricted Stock Award Grant Notice and Agreement for Martin M. Koffel under the URS Corporation 2008 Equity Incentive Plan, to be dated January 2, 2012. FILED HEREWITH.